For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.737.5177 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Receives Nasdaq Staff Determination Letter Regarding Noncompliance with Listing Requirements

New York, NY – April 10, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that on April 4, 2007, it received a Nasdaq Staff Determination letter indicating that, as a result of the delay in filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company is not in compliance with the qualification requirements for continued listing as set forth in Marketplace Rule 4310(c)(14), and that its common stock is, therefore, subject to potential delisting from the Nasdaq Global Market.  The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.

The Company is working diligently to finalize and file its Annual Report on Form 10-K which will enable it to regain compliance with Nasdaq’s listing requirements.

As previously announced on February 21, 2007, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Renova Media Enterprises Ltd., a Bahamas corporation and the single largest stockholder of the Company ("Renova Media"), would acquire, through the merger (the "Merger") of its wholly-owned subsidiary with and into the Company, all of the equity interests of the Company which it does not directly own.  The consummation of the Merger is subject to the satisfaction of certain conditions set forth in the Merger Agreement.  The full text of the merger agreement was filed with the U.S. Securities and Exchange Commission in the Company’s Current Report on Form 8-K on February 23, 2007 and the description of the merger agreement in this press release is qualified by the terms and conditions of the merger agreement.

About Moscow CableCom

Moscow CableCom Corp (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to cable television and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Availability of Information Regarding the Transaction

In connection with the Merger, the Company will file an Information Statement with the Securities Exchange Commission (“SEC”). In addition, the Company and Renova Media will file with the SEC a Transaction Statement on Schedule 13E-3. The parties will also make certain other SEC filings regarding the transaction. These documents will contain important information about the transaction. The Company and Renova Media urge investors to read these documents when they become available. Copies of these filings will be available, free of charge, at the SEC’s website (www.sec.gov).

Forward Looking Statements

This press release contains forward-looking statements regarding the listing of Moscow CableCom shares of common stock on the Nasdaq Global Market and the merger agreement between Moscow CableCom and Renova Media. This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K/A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.